Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

FTI Consulting, Inc.

We consent to the incorporation by reference in the registration statements No. 333-30173, 333-30357, 333-32160, 333-64050, 333-92384, 333-105741, 333-115786, 333-115787, 333-125104, 333-134789, 333-134793, 333-134790, 333-167283 and 333-198311 on Forms S-8, registration statement No. 333-129715 on Form S-3 and Registration Statement No. 333-173096 and 333-188762 on Form S-4 of FTI Consulting, Inc. of our reports dated February 23, 2015, with respect to the consolidated balance sheets of FTI Consulting, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows, for each of the years in the three-year period ended December 31, 2014 and related financial statement schedule, and the effectiveness of internal control over financial reporting of FTI Consulting Inc. as of December 31, 2014, which reports appear in the December 31, 2014 Annual Report on Form 10-K of FTI Consulting, Inc.

/s/ KPMG LLP

Baltimore, Maryland

February 23, 2015